UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2007

Dear Stockholder:

You are cordially invited to attend our 2007 Annual Meeting of Stockholders on Wednesday, May 16, 2007, at 12:00 noon, Chicago time, at the Wyndham O’Hare Hotel, 6810 North Mannheim Road, Rosemont, Illinois 60018.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

•	the election of a Board of Directors to hold office until the 2008 Annual Meeting of Stockholders

•	a proposal to amend our certificate of incorporation to increase our authorized number of shares of common stock from 80,000,000 shares to 120,000,000 shares

•	ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2007

•	any other matters that properly come before the meeting

Only stockholders of record at the close of business on the record date of March 19, 2007 are entitled to vote at the Annual Meeting.

Admission to the Annual Meeting will be by admissions card only. If you plan to attend the meeting in person, please complete and return the Reservations Form on the back cover of this Proxy Statement and an admissions card will be mailed to you. All Reservations Forms must be received by May 9, 2007. An admissions card is not transferable and will admit only the stockholder or stockholders to whom it was issued.

For the convenience of our stockholders who do not plan to attend the Annual Meeting in person and who want to have their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your proxy card and later decide to attend the Annual Meeting in person, or if for any other reason you want to revoke your proxy, you may do so at any time before your proxy is voted.

For the Board of Directors

Jack W. Schuler	Mark C. Miller
Chairman of the Board	President and Chief Executive Officer

April 16, 2007

Lake Forest, Illinois

GENERAL	1
Stock	1
Stockholders Entitled To Vote	1
Quorum	1
Voting	1
Telephone and Internet Voting	2
Proxies	2

STOCK OWNERSHIP	3
Stock Ownership by Directors and Officers	3
Stock Ownership of Certain Stockholders	4

Item 1 — ELECTION OF DIRECTORS	5

Nominees for Director	5
Committees of the Board	6
Compensation Committee	6
Audit Committee	7
Nominating and Governance Committee	7
Committee Charters	7
Committee Members and Meetings	7
Communications with the Board	8
Policy on Related Party Transactions	8

AUDIT COMMITTEE REPORT	9

COMPENSATION DISCUSSION AND ANALYSIS	10

COMPENSATION COMMITTEE REPORT	10

SUMMARY COMPENSATION TABLE	10

GRANTS OF PLAN-BASED AWARDS	10

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	10

OPTION EXERCISES AND STOCK VESTED	10

DIRECTOR COMPENSATION	10

Item 2 — PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 120,000,000 SHARES	11

Shares Outstanding and Reserved for Issuance	11
Reason for Proposed Amendment	11
Possible Abandonment of Proposed Amendment	11
Other Factors To Consider	11

Item 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	12

Audit Fees	12
Audit Related Fees	12
Tax Fees	12
All Other Fees	12

OTHER MATTERS	13

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING	13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

ADDITIONAL INFORMATION	13

i

28161 North Keith Drive

Lake Forest, Illinois 60045

PROXY STATEMENT

2007 Annual Meeting of Stockholders

To Be Held on May 16, 2007

We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our 2007 Annual Meeting of Stockholders on Wednesday, May 16, 2007, at 12:00 noon, Chicago time, at the Wyndham O’Hare Hotel, 6810 North Mannheim Road, Rosemont, Illinois 60018. We are mailing this Proxy Statement and the accompanying materials to our stockholders beginning on or about April 16, 2007.

In this Proxy Statement, “we,” “us,” “our” or the “Company” refers to Stericycle, Inc.

GENERAL

Stock

Our authorized capital stock consists of common stock, par value $0.01 per share (“common stock”), and preferred stock, par value $0.01 per share (“preferred stock”). As of March 19, 2007, the record date for the Annual Meeting, we had 44,xxx,xxx shares of common stock outstanding. We did not have any shares of preferred stock outstanding.

Stockholders Entitled To Vote

Only holders of our common stock who were stockholders of record at the close of business on the record date of March 19, 2007 are entitled to notice of and to vote their shares of record at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

Quorum

Holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

Voting

The eight directors to be elected at the Annual Meeting (Item 1) will be elected by a plurality of the votes cast by stockholders present in person or represented by proxy, entitled to vote and voting. The proposal to amend our certificate of incorporation to increase our authorized shares of common stock from 80,000,000 shares to 120,000,000 shares (Item 2) will require for approval the affirmative vote of holders of a majority of the shares of our common stock outstanding as of the record date. Each other matter to be voted on at the Annual Meeting (for example, Item 3) will require for approval the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the voting for the election of directors (which, as noted, requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total of votes cast and will have the effect of votes against the matter in question.

If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be taken into account in determining whether a quorum is present (if the shares are voted on any other matter) but will not be included in the total of votes cast and thus will have no effect on the outcome of voting on the matter.

Telephone and Internet Voting

Stockholders whose shares are registered in their names directly with our stock registrar and transfer agent, LaSalle Bank, N.A., may vote their shares telephonically, by calling (866) 207-3912, or via the internet, by going to www.eproxyvote.com/srcl/. Stockholders whose shares are registered in the name of a brokerage firm, bank or other nominee may be able to vote their shares telephonically or via the internet. You should check the information provided by your broker, bank or other nominee to see what options, if any, are available to you.

Proxies

If a stockholder properly completes and returns the accompanying proxy card, the shares of stock represented by the proxy will be voted as the stockholder directs. If no directions are given, the persons appointed as proxy holders will vote the shares in accordance with the recommendations of our Board of Directors, i.e., they will vote the shares for the election of the nominees for director described in this proxy statement (Item 1), for the proposal to amend our certificate of incorporation to increase our authorized shares of common stock from 80,000,000 shares to 120,000,000 shares (Item 2), and for ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2007 (Item 3).

A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attendance at the meeting in person will not, by itself, revoke the proxy.

STOCK OWNERSHIP

Stock Ownership by Directors and Officers

The following table provides information about the beneficial ownership of shares of our common stock as of March 1, 2007 by (1) each of our directors, (2) each of our executive officers listed in the Summary Compensation Table on page x and (3) all of our directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors
Jack W. Schuler(3)	1,436,295	3.2%
Mark C. Miller(3)(4)	1,090,723	2.5%
Rod F. Dammeyer(3)	31,986	*
William K. Hall	2,000	*
Jonathan T. Lord, M.D	16,401	*
John Patience	79,745	*
Thomas R. Reusché	14,986	*
Peter Vardy(3)	62,430	*
L. John Wilkerson, Ph.D.(3)	36,886	*
Officers
Richard T. Kogler	45,711	*
Frank J.M. ten Brink(3)	173,979	*
Richard L. Foss	73,487	*
Shan Sacranie	52,886	*
All directors and executive officers as a group (13 persons)	3,107,515	7.0%

*	Less than 1%.
(1)	This column includes shares of common stock issuable upon the exercise of stock options exercisable as of or within 60 days after March 1, 2007. These shares are held as follows: Mr. Schuler, 41,864 shares; Mr. Miller, 448,629 shares; Mr. Dammeyer, 14,986 shares; Dr. Lord, 15,401 shares; Mr. Patience, 41,864 shares; Mr. Reusché, 14,986 shares; Mr. Vardy, 22,430 shares; Dr. Wilkerson, 36,886 shares; Mr. Kogler, 41,007 shares; Mr. ten Brink, 129,733 shares; Mr. Foss, 67,938 shares; and Mr. Sacranie, 51,436 shares.
(2)	Shares of common stock issuable under stock options exercisable as of or within 60 days after March 1, 2007 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered outstanding for purposes of computing the percentage of any other person.
(3)	The shares shown as beneficially owned by Mr. Schuler include 22,820 shares owned by his wife and 47,616 shares owned by trusts for the benefit of his children, regarding which Mr. Schuler disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Miller include 150,572 shares owned by trusts for the benefit of his sons, regarding which Mr. Miller disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Dammeyer include 2,000 shares owned by his wife’s IRA, regarding which Mr. Dammeyer disclaims any beneficial ownership. The shares shown as beneficially owned by Mr. Vardy include 10,000 shares owned by trusts for the benefit of his grandchildren, regarding which Mr. Vardy disclaims any beneficial ownership. The shares shown as beneficially owned by Dr. Wilkerson consist of shares issuable as of or within 60 days after March 1, 2007 under stock options that he has assigned to Galen Advisors, LLC. Dr. Wilkerson disclaims any beneficial interest in these stock options except to the extent of any pecuniary interest arising from his membership interest in Galen Advisors, LLC. The shares shown as beneficially owned by Mr. ten Brink include 175 shares owned by his wife, regarding which Mr. ten Brink disclaims any beneficial interest.
(4)	Mr. Miller is also our President and Chief Executive Officer.

Stock Ownership of Certain Stockholders

The following table provides information about the beneficial ownership of our common stock by each person (other than a director or executive officer) who was known to us to be the beneficial owner as of the record date (March 19, 2007) of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Morgan Stanley(1)	2,406,057	5.4%
1585 Broadway
New York, New York 10036

(1)	The shares shown as beneficially owned are derived from the Schedule 13G (Amendment No. 1) that Morgan Stanley filed on February 14, 2007.

Item 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine directors. The size of our Board will be reduced to eight directors as of the Annual Meeting.

With the exception of Mark C. Miller, our President and Chief Executive Officer, all of our directors are outside directors (i.e., directors who are neither officers nor employees of ours). The Board has determined that all of our outside directors are independent under the applicable listing standards of the National Association of Securities Dealers, Inc.

Each director elected at the Annual Meeting will hold office until our annual meeting of stockholders in 2008 or until his successor is elected and qualified.

Nominees for Director

The following table provides information about the nominees for election as directors. All eight nominees are currently serving as directors.

Nominee	Position with the Company	Age
Jack W. Schuler	Chairman of the Board of Directors	66
Mark C. Miller	President, Chief Executive Officer and a Director	51
Rod F. Dammeyer	Director	66
William K. Hall	Director	63
Jonathan T. Lord, M.D.	Director	52
John Patience	Director	59
Thomas R. Reusché	Director	52
Peter Vardy	Director	76

Jack W. Schuler has served as our Chairman of the Board of Directors since January 1990. From January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as chairman of the board of directors of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems, and as a director of Medtronic, Inc., a medical technology company, and Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

Mark C. Miller has served as our President and Chief Executive Officer and a director since joining us in May 1992. From May 1989 until he joined us, Mr. Miller served as vice president for the Pacific, Asia and Africa in the international division of Abbott Laboratories, a diversified health care company, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

Rod F. Dammeyer has served as a director since January 1998. He is the President of CAC, llc, a private company providing capital investment and management advisory services, and is the retired vice chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems, and Quidel Corporation, a developer and manufacturer of point-of-care diagnostic tests. He also serves as a trustee of Van Kampen Investments, Inc. and a director of The Scripps Research Institute. He received a B.S. degree from Kent State University.

William K. Hall has served as a director since August 2006. He is the co-founder and chairman of Procyon Technologies, Inc., a privately-owned holding company focusing on the acquisition and growth of suppliers to the aerospace and defense industries. From 1994 to 2000, Mr. Hall was chairman and chief executive officer of Falcon Building Products, Inc., a manufacturer and distributor of construction products. He currently serves on the boards of Actuant Corporation, a diversified industrial products manufacturer, A. M. Castle & Co., a specialty metals and plastics distributor, Great Plains Energy Incorporated, a diversified energy producer, and W.W. Grainger, a supplier of facilities maintenance products. Mr. Hall received a B.S.E. degree in aeronautical engineering, a M.S. degree in mathematical statistics, and M.B.A. and Ph.D. degrees in business from the University of Michigan.

Jonathan T. Lord, M.D. has served as a director since August 2004. Dr. Lord is chief innovation officer/senior vice president at Humana Inc., a health benefits company, which he joined in April 2000. From October 1999 to April 2000, Dr. Lord served as president of Health Dialog, a health information provider, and from April 1997 to October 1999, he served as chief operating officer of the American Hospital Association, a national organization representing hospitals, health care networks and their patients. Dr. Lord received a B.S. degree in chemistry and a M.D. degree from the University of Miami.

John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was a general partner of a venture capital firm that he co-founded which led our initial capitalization. Mr. Patience serves as vice chairman of the board of directors of Ventana Medical Systems, Inc., a developer and supplier of automated diagnostic systems. He received B.A. and LL.B. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

Thomas R. Reusché has served as a director since November 1999. He served as a managing director of Madison Dearborn Partners, LLC, a private equity and venture capital firm, from 1992 until his retirement in September 2003. Prior to co-founding Madison Dearborn Partners, LLC in 1992, Mr. Reusché was a senior investment manager of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusché serves as chairman of the board of directors of Hines Horticulture, Inc. and a number of private companies. He received an A.B. degree from Brown University and a M.B.A. degree from the Harvard University Graduate School of Business.

Peter Vardy has served as a director since July 1990. From June 1990 to December 2001, he served as the managing director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc., where he was vice president, environmental management. He received a B.S. degree in geological engineering from the University of Nevada.

Committees of the Board

Our Board of Directors has standing Compensation, Audit and Nominating and Governance Committees. All of the members of each committee are outside directors who are independent under the applicable listing standards of the National Association of Securities Dealers, Inc. (“NASD”)

Compensation Committee

The Compensation Committee makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Committee also administers our stock option plans as they apply to our executive officers.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, the qualifications and experience of our independent accountants, the performance of our internal audit function and our independent accountants, and our compliance with legal and regulatory requirements.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and evaluates possible nominees for election to the Board of Directors and recommends to the full Board a slate of nominees for election at the annual meeting of stockholders. The Committee also recommends to the full Board director assignments to the Board’s committees. In addition, the Committee develops, recommends to the full Board and oversees the implementation of our corporate governance policies and practices.

The Committee considers a variety of factors in evaluating any candidate for selection as a nominee for election as a director. These factors include the candidate’s personal qualities, including, in particular, the candidate’s probity, independence of judgment and analytical skills, and the candidate’s professional experience, educational background, knowledge of our business and health care services generally, and experience serving on the boards of other public companies. The Committee has not established any minimum qualifications that a candidate must possess. In determining whether to recommend an incumbent director for re-election, the Committee also considers the director’s preparation for and participation in meetings of the Board of Directors and the committee or committees of the Board on which he serves.

In identifying potential candidates for selection in the future as nominees for election as directors, the Committee will rely on suggestions and recommendations from the full Board, management, stockholders and others and, when appropriate, may retain a search firm for assistance. The Committee will consider candidates proposed by stockholders and will evaluate any candidate proposed by a stockholder on the same basis that it evaluates any other candidate. Any stockholder who wants to propose a candidate should submit a written recommendation to the Committee indicating the candidate’s qualifications and other relevant biographical information and providing preliminary confirmation that the candidate would be willing to serve as a director. See “—Communications with the Board.”

Committee Charters

The charters of the Compensation, Audit and Nominating and Governance Committees are available on our website, www.stericycle.com, under “About Us/Corporate Governance.”

Committee Members and Meetings

The following table provides information about the membership of the committees of the Board of Directors during 2006:

Director	Compensation Committee		Audit Committee		Nominating and Governance Committee
Jack W. Schuler			x		x	*
Rod F. Dammeyer(1)			x	*	x
William K. Hall(2)	x
Jonathan T. Lord, M.D.	x	*			x
John Patience			x		x
Thomas R. Reusché	x		x
Peter Vardy	x
L. John Wilkerson, Ph.D.	x

*	Chair of committee
(1)	The Board of Directors has determined that Mr. Dammeyer, the Chair of the Audit Committee, is an audit committee financial expert as described in the applicable rules of the Securities and Exchange Commission.
(2)	Mr. Hall was elected a director in August 2006.

Our Board of Directors held four meetings during 2006 and acted without a formal meeting on a number of occasions by the unanimous written consent of the directors. The Audit Committee held eight meetings during the year. The Compensation Committee held two meetings during the year and acted without a formal meeting on several occasions by the unanimous written consent of its members. The Nominating and Governance Committee did not meet separately from the full Board during 2006.

All of our directors attended in person or participated by teleconference in all of the meetings of the Board of Directors during 2006 with the exception of one director who could not participate in one meeting. All of the members of the Audit and Compensation Committees attended in person or participated by teleconference in all of the meetings of those committees during the year.

We encourage our directors to attend the annual meeting of stockholders. All of our directors attended the 2006 Annual Meeting of Stockholders, and we anticipate that all of our directors will attend this year’s Annual Meeting.

Communications with the Board

Stockholders who would like to communicate with the Board may do so by writing to the Board of Directors, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. Our Investor Relations Department will process all communications received. Communications relating to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board and at his direction to the other directors; communications relating to ordinary day-to-day business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer or executive. Communications addressed to a particular committee of the Board will be forwarded to the chair of that committee and at his direction to the other members of the committee.

Policy on Related Party Transactions

In February 2007, the Board of Directors adopted a written policy requiring certain transactions with related parties to be approved in advance by the Audit Committee. For purposes of this policy, a related party includes any director or executive officer or an immediate family member of any director or executive officer. The transactions subject to review include any transaction, arrangement or relationship (or any series of similar transactions, arrangements and relationships.) in which (i) we or one of our subsidiaries will be a participant, (ii) the aggregate amount involved exceeds $100,000 and (iii) a related party will have a direct or indirect interest. The standards to be applied by the Audit Committee in reviewing transactions with related parties include the benefits to us of the proposed transaction, the potential effect of the proposed transaction on the director’s independence (if the related party is a director), and the terms of the proposed transaction and whether those terms are comparable to the terms available to an unrelated third party or to employees generally.

There were no transactions during 2006 that would have required the prior approval of the Audit Committee if the Board’s policy on related party transactions had been in place during the year.

AUDIT COMMITTEE REPORT

Under the Audit Committee’s charter, the Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the qualifications and experience of Company’s independent accountants, the performance of the Company’s internal audit function and independent accountants, and the Company’s compliance with applicable legal and regulatory requirements. The Committee’s charter is available on the Company’s website, www.stericycle.com, under “About Us/Corporate Governance.” The current members of the Committee, who served during 2006, are Messrs. Dammeyer (Chair), Patience, Reusché and Schuler.

In regard to our role, we note that it is the responsibility of the Company’s management to prepare financial statements in accordance with accounting principles generally accepted in the United States, and that it is the responsibility of the Company’s independent public accountants to audit those financial statements. The Committee’s responsibility is one of oversight, and we do not provide expert or other special assurance regarding the Company’s financial statements or the quality of the audits performed by the Company’s independent public accountants.

In carrying out our oversight responsibility, we review and discuss with both management and the Company’s independent public accountants all quarterly and annual financial statements prior to their issuance. We reviewed and discussed with both management and Ernst & Young LLP the quarterly and annual financial statements for the fiscal year ended December 31, 2006. Our reviews and discussions with Ernst & Young LLP included executive sessions without the presence of the Company’s management. They also included discussions of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. We also discussed with Ernst & Young LLP matters relating to their independence, including a review of their audit and non-audit fees and the disclosures that Ernst & Young LLP made to the Committee pursuant to Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board.

In addition, we continued to monitor the scope and adequacy of the Company’s internal controls, including staffing levels and requirements, and we reviewed programs and initiatives to strengthen the effectiveness of the Company’s internal controls and steps taken to implement recommended improvements.

On the basis of these reviews and discussions, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Rod F. Dammeyer, Chair

John Patience

Thomas Reusché

Jack W. Schuler

COMPENSATION DISCUSSION AND ANALYSIS

[omitted; to be included in the definitive proxy statement]

COMPENSATION COMMITTEE REPORT

[omitted; to be included in the definitive proxy statement]

SUMMARY COMPENSATION TABLE

[omitted; to be included in the definitive proxy statement]

GRANTS OF PLAN-BASED AWARDS

[omitted; to be included in the definitive proxy statement]

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

[omitted; to be included in the definitive proxy statement]

OPTION EXERCISES AND STOCK VESTED

[omitted; to be included in the definitive proxy statement]

DIRECTOR COMPENSATION

[omitted; to be included in the definitive proxy statement]

Item 2

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

FROM 80,000,000 SHARES TO 120,000,000 SHARES

Stockholders are being asked to approve an amendment to our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”) to increase our authorized shares of common stock from 80,000,000 shares to 120,000,000 shares.

In February 2007, our Board of Directors unanimously approved a proposed amendment to our certificate of incorporation to increase our authorized shares of common stock from 80,000,000 shares to 120,000,000 shares and directed that the proposed amendment be submitted to a vote of our stockholders at the Annual Meeting. A copy of the proposed amendment, marked to show the changes that would be made to the existing provision, appears as Exhibit A to this Proxy Statement. Under the proposed amendment, each additional authorized share of common stock would have the same rights and privileges as each currently authorized share of common stock.

The proposed amendment requires the approval of our stockholders by the affirmative vote of holders of a majority of the shares of our common stock outstanding as of the record date (March 19, 2007).

Shares Outstanding and Reserved for Issuance

As of December 31, 2006, we had 44,251,965 shares of our common stock issued and outstanding. In addition, we had reserved 3,518,655 shares for issuance upon the exercise of outstanding stock options, 1,949,510 shares for issuance upon the exercise of stock options authorized to be granted but not yet granted under our stock option plans, 196,277 shares reserved for issuance under our employee stock purchase plan, and 11,000 shares reserved for issuance upon the exercise of outstanding common stock purchase warrants.

Accordingly, as of December 31, 2006, we had a total of 49,927,407 shares of our common stock issued and outstanding or reserved for issuance.

Reason for Proposed Amendment

Our Board of Directors has approved the proposed amendment because the Board has discussed the possibility of authorizing a 2-for-1 stock split if we had a sufficient number of authorized shares of common stock to permit the split. As matters stand, we do not.

The Board of Directors has merely considered the possibility of authorizing a 2-for-1 stock split. The Board has not determined that a 2-for-1 or other stock split would be in the Company’s best interest or the best interest of our stockholders, and it has not authorized a stock split. If the proposed amendment is approved by our stockholders, the Board may authorize a 2-for-1 stock split or other stock split, or it may decide that a stock split, either on a 2-for-1 basis or any other basis, is not in the Company’s best interest or the best interest of our stockholders.

Possible Abandonment of Proposed Amendment

If the proposed amendment is approved by our stockholders but our Board of Directors decides not to authorize a stock split, the Board will abandon the proposed amendment even though it has been approved by the stockholders. If the proposed amendment is approved by our stockholders and we have not filed it with the Secretary of State of the State of Delaware by December 31, 2007, the Board of Directors will be considered to have abandoned the proposed amendment. If the proposed amendment is abandoned, it may not be filed to amend our certificate of incorporation unless stockholder approval is once again obtained.

Other Factors To Consider

Aside from a possible 2-for-1 or other stock split, or in connection with our existing stock option plans and employee stock purchase plan, we do not have any current plans or intentions for the issuance or use of a material number of shares of our common stock.

If any of the additional authorized shares of common stock were to be issued other than in connection with a stock split, the issuance could have a dilutive effect on our earnings per share of common stock and on the voting power and equity interests of holders of our common stock at the time that the additional authorized shares are issued.

Although not a factor in the Board’s decision to propose the increase in our authorized shares of common stock, one of the effects of the increase could be to enable the Board to make more difficult or discourage attempts by third parties to gain control of the Company by means of a merger, tender offer, proxy contest or other means, and thus enable the Board to protect the continuity of the incumbent directors and officers.

Current holders of our stock do not have preemptive rights to subscribe for or purchase any shares of our authorized common stock.

The Board of Directors recommends that stockholders vote “FOR” approval of the proposal to amend our certificate of incorporation to increase our authorized shares of common stock from 80,000,000 shares to 120,000,000 shares.

Item 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2007. Ernst & Young LLP has served as our independent public accountants since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements, review of our interim financial statements included in our quarterly reports on Form 10-Q, and audit of our internal controls over financial reporting for the fiscal year ended December 31, 2006 were approximately $1.1 million. This amount includes approximately $34,000 for the statutory audit of the financial statements of our subsidiary operating in Puerto Rico and approximately $197,000 for the specific scope audit and statutory audit of our subsidiary operating in the United Kingdom.

The aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of our annual financial statements, review of our interim financial statements included in our quarterly reports on Form 10-Q, and audit of our internal controls over financial reporting for the fiscal year ended December 31, 2006 were approximately $1.0 million. This amount includes approximately $34,000 for the statutory audit of the financial statements of our subsidiary operating in Puerto Rico and approximately $63,000 for the specific scope audit and statutory audit of our subsidiary operating in the United Kingdom.

Audit Related Fees

Ernst & Young LLP did not bill us for any audit related fees for the fiscal years ended December 31, 2006 and 2005. They did not perform any other assurance or related services during either of these years.

Tax Fees

Ernst & Young LLP did not provide any tax compliance, tax advice or tax planning services to us during the fiscal years ended December 31, 2006 and 2005.

All Other Fees

During 2006 we subscribed to an online Ernst & Young LLP research service at a cost of approximately $2,000. Ernst & Young LLP did not provide any other services to us during the fiscal years ended December 31, 2006 and 2005.

In accordance with policies adopted by the Audit Committee of our Board of Directors, all audit and non-audit related services to be performed for us by our independent public accountants must be approved in advance by the Committee.

Ratification of the appointment of Ernst & Young LLP as our independent public accountants will require the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, our Board of Directors may reconsider their appointment.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2007.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any other business to come before the Annual Meeting for consideration by our stockholders. If any other business should properly come before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at our 2008 Annual Meeting of Stockholders, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by December 18, 2007. In accordance with our bylaws, any stockholder who wishes to present a proposal from the floor for consideration at our 2008 Annual Meeting of Stockholders must submit the proposal to us no earlier than December 18, 2007 and no later than by January 16, 2008.

Stockholder proposals for inclusion in our proxy statement must comply with the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 2006 were satisfied in a timely manner.

ADDITIONAL INFORMATION

We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our officers and regular employees may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of our common stock.

We will provide a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2006 without charge to each stockholder as of the record date for the Annual Meeting, upon the stockholder’s written request. Requests should be directed to Investor Relations, Stericycle, Inc., 28161 North Keith Drive, Lake Forest, Illinois 60045. A copy of our Form 10-K as filed with the Securities and Exchange Commission is available in pdf format on our website, www.stericycle.com under “Investor Relations/SEC Filings.” A copy of our Form 10-K also may be accessed directly from the SEC’s website, www.sec.gov.

Exhibit A

Proposed Amendment to

Amended and Restated Certificate of Incorporation

(as amended)

Article 4 of our Amended and Restated Certificate of Incorporation, as amended, shall be amended to read as follows (marked to show changes from Article 4 as it reads currently):

Article 4

Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 121,000,000 ~~81,000,000~~ shares, divided into two classes as follows: (i) 120,000,000 ~~80,000,000~~ shares of common stock, with a par value of $.01 per share, and (ii) 1,000,000 shares of preferred stock, with a par value of $.01 per share.

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix by resolution the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of each series of preferred stock, including, without limitation, the dividend rate, conversion rights, voting rights, liquidation preference and redemption price of the series.

28161 North Keith Drive

Lake Forest, Illinois 60045

2007 ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2007

YOUR VOTE IS IMPORTANT!

Please sign and promptly return your proxy card in the enclosed envelope or, if your shares are registered in your name, vote your shares telephonically by calling (866) 207-3912.

If your shares are registered in the name of a brokerage firm, you may be able to vote your shares telephonically or via the Internet. Check the information provided to you by your broker to see which options are available to you.

Reservation Form for 2007 Annual Meeting

I am a stockholder of Stericycle, Inc. (If your shares are registered in a brokerage firm’s name, please enclose confirmation of stock ownership.) I plan to attend the 2007 Annual Meeting to be held on Wednesday, May 16, 2007, at 12:00 noon, Chicago time, the Wyndham O’Hare Hotel, 6810 North Mannheim Road, Rosemont, Illinois 60018. Please send me an admissions card. I understand that an admissions card will only admit the stockholder or stockholders to whom it is issued, and may not be transferred.

Name
Please print name of stockholder

Name
Please print name of stockholder (if joint owner)

Address

City	State	Zip Code

Telephone	( )

If you plan to attend the 2007 Annual Meeting, please detach, complete and return the Reservation Form above directly to Stericycle, Inc., Annual Meeting Ticket Requests, 28161 North Keith Drive, Lake Forest, Illinois 60045. All Reservation Forms must be received by May 9, 2007.

To avoid a delay in receipt of your admissions card, mail the Reservations Form separately. Do not return it with your proxy card or mail it in the enclosed envelope.

PROXY	STERICYCLE, INC. 28161 North Keith Drive Lake Forest, Illinois 60045	PROXY

This proxy is solicited on behalf of the Board of Directors of Stericycle, Inc.

I or we hereby appoint each of Jack W. Schuler, Rod F. Dammeyer and John Patience (the “proxies”) as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of common stock, par value $.01 per share, of Stericycle, Inc. (the “Company”) held of record by me or us on March 19, 2007 at the 2006 Annual Meeting of Stockholders to be held on May 16, 2007 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company’s Board of Directors, i.e., FOR each of the eight nominees for election as a director (Item 1), FOR the approval of a proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 80,000,000 shares to 120,000,000 shares (Item 2), and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2006 (Item 3). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED REPLY ENVELOPE

(Continued and to be signed on the reverse side.)

STERICYCLE, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (■)

Control Number:
1. Election of directors— Nominee(s)		For All	Withhold All	For All Except*
01 Jack W. Schuler 03 Rod F. Dammeyer 05 Jonathan T. Lord, M.D. 07 Thomas R. Reusché	02 Mark C. Miller 04 William K. Hall 06 John Patience 08 Peter Vardy	☐	☐	☐
*Except nominee(s) written above
		For	Against	Abstain
2. Approval of prtoposal to amend the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock from 80,000,000 shares to 120,000,000 shares		☐	☐	☐
		For	Against	Abstain
3. Ratification of appointment of Ernst &Young LLP as the Company’s independent public accountants for the year ending December 31, 2007		☐	☐	☐

Date: _______________________, 2007

Signature: _________________________________________

Signature: _________________________________________

Title or capacity: ___________________________________

Instruction: Please sign exactly as your name appears immediately to the left. If signing as a fiduciary (for example, as a trustee), please indicate your fiduciary capacity. If signing on behalf of a corporation, partnership or other entity, please indicate your title or other authorized capacity. If the shares for which this Proxy is given are held jointly, both joint tenants must sign.

Δ                    FOLD AND DETACH HERE                    Δ

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

STERICYCLE, INC.

Dear Stockholder:

We encourage you to vote your shares by telephone. Doing so will eliminate the need to return your proxy card. You will need your proxy card and social security number (where applicable) to vote by telephone. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone.

•	accessing the World Wide Web site http://www.eproxyvote.com/srcl/ to vote via the internet

•

using a touch-tone telephone to vote by phone toll-free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end

•	completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement

You can vote via the internet or by phone at any time prior to 11:59 P.M. Central Time, May 15, 2007, the day before the 2006 Annual Meeting. You will need the control number printed at the top of this instruction card to vote via the internet or by phone. If you do so, you do not need to mail in your proxy card.

THANK YOU FOR VOTING YOUR SHARES.

YOUR VOTE IS IMPORTANT!

DO NOT RETURN THIS PROXY CARD IF YOU VOTE YOUR SHARES BY TELEPHONE.